UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

INTERPHASE CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-13071	75-1549797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 654-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 11, 2009, Interphase Corporation adopted a plan to restructure its worldwide operations. The primary goal of the restructuring program is to align its current spending with recent revenue trends and to enable additional investments in strategic growth areas for the Company. Under the restructuring plan, the Company will reduce its workforce by 12 positions. Interphase expects to record a restructuring charge in the fourth quarter of 2009 in the range of $900,000 to $1.3 million, of which between $750,000 and $1.1 million will result in future cash expenditures to cover employee severance and benefits. These amounts will be paid out under the restructuring plan and will be complete by the end of the second quarter 2010. Additionally, the restructuring plan includes certain non-cash impairment charges of between $150,000 and $200,000. Interphase currently estimates that activities related to the restructuring plan will result in savings of over $1.5 million in annualized operating costs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 — Press Release Dated December 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr.

Date: December 11, 2009		Title: Chief Financial Officer, Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1               Press Release dated December 11, 2009 (filed herewith)